Exhibit 99.1

Solventum Completes Sale of its Purification & Filtration Business
to Thermo Fisher Scientific Inc.

•Accelerates Solventum’s business transformation to deliver long-term shareholder value
•Net proceeds will be used primarily to pay down debt

ST. PAUL, Minn., Sep. 2, 2025 – Solventum (NYSE: SOLV) today announced it has completed the sale of its Purification & Filtration business (“P&F”) to Thermo Fisher Scientific Inc. (NYSE: TMO) (“Thermo Fisher”) for $4.0 billion in cash before customary adjustments.

“Completing the transaction is an important milestone in Solventum’s three-phased transformation plan and positions us well to advance our capital allocation strategy as we reduce leverage and strengthen our balance sheet with enhanced flexibility to invest in organic and inorganic growth opportunities,” said Bryan Hanson, chief executive officer of Solventum. “Looking ahead, we remain focused on strategic execution, ensuring we deliver even greater value to our customers, team members and investors.”

As previously announced, Solventum will use the net proceeds from the sale of $3.4 billion primarily to pay down outstanding debt.

Updated Full-Year 2025 Guidance
Solventum is updating its full year 2025 guidance to reflect the partial year accretion of the accelerated P&F divestiture.

•Organic sales growth in the range +2.0% to +3.0% (+2.5% to +3.5% excluding ~50 bps of SKU exit impact); no change
•Increased adjusted EPS range to $5.88 to $6.03 from prior range of $5.80 to $5.95
•Free cash flow in the range of $450 million to $550 million; no change

Updated additional financial considerations

•Expect net interest expense of $400 million, from prior estimate of $450 million
•Expect operating margin to be toward the high-end 20% to 21% range for full year 2025

Solventum’s updated full year 2025 guidance reflects the expected reduction of net interest expense, which will more than offset the financial impact of the divestiture of the P&F business and is subject to the timely completion of the recently announced tender offers.

Following the transaction close, Solventum will provide transitional services and perform certain manufacturing and distribution activities on behalf of Thermo Fisher.

Supplemental non-GAAP financial information to aid investors in comparing historical to continuing operations can be found on the company’s investor relations webpage at investors.solventum.com.

Morgan Stanley & Co. LLC, Perella Weinberg Partners and J.P. Morgan Securities LLC served as financial advisors to Solventum, and Cleary Gottlieb Steen & Hamilton served as legal advisor to Solventum.

Forward-Looking Statements
This news release contains forward-looking information about Solventum’s financial results and estimates and business prospects that involve substantial risks and uncertainties. In particular, statements regarding the future performance of Solventum, including guidance for 2025, statements relating to the sale of the P&F business, the anticipated benefits of the transaction, the anticipated use of proceeds from the transaction, and the timing, terms and completion of the tender offers are forward-looking statements. You can identify these statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks;

(3) damage to our reputation or our brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum’s new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act (FCPA) and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”; (16) risks related to the highly regulated environment in which Solventum operates; (17) risks associated with product liability claims; (18) climate change and measures to address climate change; (19) security breaches and other disruptions to information technology infrastructure; (20) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property (“IP”) rights; (21) pension and postretirement obligation liabilities; (22) any failure by the 3M Company (“3M”) to perform any of its obligations under the various separation agreements in connection with the separation from 3M (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off; (24) a determination by the IRS or other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (25) expected financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the separation will exceed Solventum’s estimates; and (27) the impact of the Spin-Off on its businesses and the risk that the Spin-Off may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers’ toughest challenges, we pioneer game-changing innovations at the intersection of health, materials and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com